                                                                   EXHIBIT 10.28


                     AGREEMENT AND PLAN OF REORGANIZATION

                        DATED AS OF OCTOBER 6, 1998

                                    AMONG

                           VANENBURG VENTURES B.V.,

                        TAHOE ACQUISITION CORPORATION,

                           TOP TIER SOFTWARE, INC.

                                     AND

                CERTAIN STOCKHOLDERS OF TOP TIER SOFTWARE, INC.

                               TABLE OF CONTENTS

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                                                                                                      Page
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
ARTICLE I - THE MERGER..............................................................................     1
     1.1   Merger; Effective Time of the Merger.....................................................     1
     1.2   Closing..................................................................................     1
     1.3   Effects of the Merger....................................................................     1
ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
             CERTIFICATES; SUPPLEMENTARY  ACTION....................................................     2
     2.1   Effect on Capital Stock..................................................................     2
     2.2   Exchange of Certificates.................................................................     4
     2.3   Supplementary Action.....................................................................     5
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER..............................................     6
     3.1   Organization, Good Standing and Qualification............................................     6
     3.2   Capitalization and Voting Rights.........................................................     6
     3.3   Authorization............................................................................     7
     3.4   Governmental Consents....................................................................     7
     3.5   Litigation...............................................................................     7
     3.6   Patents and Trademarks...................................................................     7
     3.7   Proprietary Information Agreements.......................................................     8
     3.8   Compliance with Other Instruments........................................................     8
     3.9   Permits..................................................................................     8
     3.10  Disclosure...............................................................................     8
     3.11  Agreements; Action.......................................................................     9
     3.12  Financial Statements.....................................................................     9
     3.13  Consent and Waiver.......................................................................    10
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB.................................    10
     4.1   Organization; Standing and Power.........................................................    10
     4.2   Authority................................................................................    10
ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SHAI AGASSI AND DAVID BLUMSTEIN.......................    11
     5.1   Organization, Good Standing and Qualification............................................    12
     5.2   Capitalization and Voting Rights.........................................................    12
     5.3   Authorization............................................................................    12
     5.4   Governmental Consents....................................................................    13
     5.5   Litigation...............................................................................    13
     5.6   Patents and Trademarks...................................................................    13
     5.7   Proprietary Information Agreements.......................................................    14
     5.8   Compliance with Other Instruments........................................................    14
     5.9   Permits..................................................................................    14
     5.10  Disclosure...............................................................................    14
     5.11  Agreements; Action.......................................................................    15
     5.12  Financial Statements.....................................................................    15

                               TABLE OF CONTENTS

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     5.13  Compensation.............................................................................    16
ARTICLE VI - INDEMNIFICATION........................................................................    16
     6.1   Survival of Representations, Warranties and Covenants....................................    16
     6.2   Indemnity by Stockholders................................................................    16
     6.3   Damage Limitations; Limitation on Remedies...............................................    16
     6.4   Indemnification Procedure................................................................    17
ARTICLE VII - CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS...............    17
     7.1   Conduct of Business of Seller............................................................    17
     7.2   Seller Stockholders' Consent.............................................................    19
     7.3   Breach of Representations, Warranties, Agreements and Covenants..........................    19
     7.4   Consents.................................................................................    19
     7.5   Reasonable Efforts.......................................................................    19
     7.6   Expenses.................................................................................    19
     7.7   Information to be Supplied...............................................................    20
     7.8   Buyer Actions............................................................................    20
     7.9   Seller Actions...........................................................................    20
ARTICLE VIII - CONDITIONS PRECEDENT.................................................................    21
     8.1   Conditions to Each Party's Obligation to Effect the Merger...............................    21
     8.2   Conditions of Obligations of Buyer and Merger Sub........................................    21
     8.3   Conditions of Obligation of Seller.......................................................    21
ARTICLE IX - TERMINATION............................................................................    22
     9.1   Termination..............................................................................    22
ARTICLE X - GENERAL PROVISIONS......................................................................    24
     10.1  Amendment................................................................................    24
     10.2  Extension; Waiver........................................................................    24
     10.3  Notices..................................................................................    24
     10.4  Interpretation...........................................................................    25
     10.5  Counterparts.............................................................................    25
     10.6  Successors and Assigns...................................................................    25
     10.7  Severability.............................................................................    26
     10.8  Governing Law............................................................................    26
     10.9  Entire Agreement.........................................................................    26

EXHIBITS

Exhibit A    Amended & Restated Certificate of Incorporation
Exhibit B-1  Employee Note
Exhibit B-2  Non-Employee Note
Exhibit C    Security Pledge Agreement
Exhibit D    Guaranty
Exhibit E    Employment Agreement
Exhibit F    Equity Financing Documents
Exhibit G    Certificate of Merger


SCHEDULES
Schedule A   Payment Schedule
Schedule B   Schedule of Employees subject to Employment Agreements
Schedule C   Compensation Schedule

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of October 6,
1998, by and among Vanenburg Ventures B.V. ("Buyer"), Tahoe Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), Top Tier Software, Inc., a Delaware corporation ("Seller") and Shai Agassi and David Blumstein (the "Stockholders," each a "Stockholder").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the promises and mutual covenants and agreements contained herein, Buyer, Merger Sub, Seller and the Stockholders hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  Merger; Effective Time of the Merger.  Subject to the terms and
          ------------------------------------
conditions of this Agreement and Plan of Reorganization (this "Agreement"), Merger Sub will be merged with and into Seller (the "Merger") in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Delaware Law").

     As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Seller and Merger Sub will file a certificate of merger, in substantially the form attached hereto as

Exhibit G with the Secretary of State of Delaware and make all other filings or
---------
recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

     1.2  Closing.  The closing of the Merger (the "Closing") will take place as
          -------
soon as practicable on the first business day (the "Closing Date") after satisfaction or waiver of the conditions precedent set forth in Article VIII of this Agreement (other than those conditions by their terms to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, CA 94025, unless a different date or place is agreed to in writing by Buyer, Merger Sub and Seller.

     1.3  Effects of the Merger.  At the Effective Time, (a) the separate
          ---------------------
existence of Merger Sub shall cease and Merger Sub shall be merged with and into Seller (Merger Sub and Seller are sometimes referred to herein as the "Constituent Corporations" and Seller after the Merger is sometimes referred to herein as the "Surviving Corporation"), (b) the Certificate of Incorporation of Seller shall be amended and restated in the form attached as Exhibit A hereto
                                                             ---------
and shall be filed with the Delaware Secretary of State immediately prior to the Effective Time and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law, (c) the Bylaws of the Merger Sub immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended, (d) the directors of the

Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, (e) the officers of Seller immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified and (f) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                 EXCHANGE OF CERTIFICATES; SUPPLEMENTARY ACTION

     2.1  Effect on Capital Stock.  As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the Merger Sub, Seller or holder of any shares of any of the following securities:

          (a)  Capital Stock of Merger Sub.  Each issued and outstanding share
               ---------------------------
of capital stock of Merger Sub issued and outstanding prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Series C Preferred Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b)  Cancellation of Seller Capital Stock.
               ------------------------------------

               (i) All shares of common stock of Seller ("Seller Common Stock") and shares of preferred stock of Seller ("Seller Preferred Stock"), and, together with capital stock of Seller ("Seller Capital Stock"), that are owned directly or indirectly by Seller or any entity controlled by Seller shall be canceled and no consideration shall be delivered in exchange therefor. For this purpose, a controlled entity shall mean a corporation or other entity whose voting securities are owned or are otherwise controlled directly or indirectly by a parent corporation or other intermediary entity in an amount sufficient to elect at least a majority of the board of directors or other managers of such corporation or other entity.

               (ii) Each holder of a certificate (a "Certificate") representing any shares of Seller Capital Stock after the Effective Time which is subject to a right of repurchase in favor of the Seller which has not lapsed as of the Effective Time (the "Unvested Shares") shall continue to hold an equal number of shares of the Common Stock of the Surviving Corporation and shall not have any right to receive the Merger Consideration.

               (iii) Each holder of a certificate (a "Certificate") representing any shares of Seller Series B Preferred Stock (the "Series B Shares") after the Effective Time shall continue to hold an equal number of shares of the Series B Preferred Stock of the Surviving Corporation and shall not have any right to receive the Merger Consideration.

               (iv) Each holder of a Certificate representing any shares of Seller Capital Stock after the Effective Time other than the Series B Shares and the Unvested Shares shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration (as defined below) upon surrender of such Certificate or to exercise such holder's dissenters' rights, if applicable, as provided in Section 2.1(h) hereof and pursuant to Delaware Law.

          (c)  Conversion of Seller Capital Stock.  Subject to Section 2.2, each
              ----------------------------------
share of Seller Capital Stock issued and outstanding at the Effective Time (other than the Series B Shares, Unvested Shares or shares of Seller Capital Stock ("Dissenting Shares") that are held by stockholders ("Dissenting Stockholders") exercising appraisal rights as provided in Section 2.1(g)) shall be converted into and become exchangeable for $9.417 in cash and notes for each such share of Seller Capital Stock, payable in the manner referenced in 2.1(d) hereof (the "Merger Consideration").

          (d)  Payment of Merger Consideration.  The Merger Consideration shall
               -------------------------------
be paid to each Stockholder or other holder of a Certificate in three (3) installments. $3.139 per share of the Merger Consideration shall be paid in cash at Closing. The remaining $6.278 per share of Merger Consideration shall be evidenced by promissory notes. If the Stockholder is an employee of the Seller on the date hereof, such Stockholder shall be issued notes in the form of Exhibit B-1 hereto (the "Employee Note") each with a principal amount equal to one half of the total principal amount of the Employee Notes held by such stockholder. If the Stockholder is not an employee of the Company on the date hereof, such Stockholder shall be issued notes in the form of Exhibit B-2 hereto (the "Non-Employee Note") each with a principal amount equal to one half of the total principal amount of the Non-Employee Notes held by such stockholder. The Employee Notes and the Non-Employee Notes are collectively referred to herein as the "Notes." The Notes shall be secured pursuant to that certain Security Pledge Agreement attached hereto as Exhibit C (the "Security Pledge Agreement") and
                             ---------
shall be guaranteed by the Guaranty attached hereto as Exhibit D (the
                                                       ---------
"Guaranty"). One of the two Notes issued to each stockholder shall bear interest at an annual rate of 5.35% and the principal and interest of such Note shall be paid (subject to the terms of such Note) at six months following the Closing Date. The second of the two Notes issued to each stockholder shall bear interest at an annual rate of 5.42% and the principal and interest of such Note shall be paid (subject to the terms of such Note) at twelve months following the Closing Date.

          (e)  Stockholder's Representative.  David Blumstein will act as the
               ----------------------------
stockholders' representative (the "Stockholders' Representative"). The Stockholders' Representative shall be authorized to act on behalf of the Stockholders in all matters related to the Security Pledge Agreement and the Guaranty, including without limitation, asserting the rights of the Stockholders under that agreement.

          (f)  Seller Options.
               --------------

               (i) Concurrent with the Closing, Buyer shall cause the Surviving Corporation to purchase the portion of any options to purchase the Seller's common stock which has vested as of the Effective Time from the individuals (the "Optionees") at a price of $9.417 per share in accordance with the list set forth on Schedule B hereto. Payment for the vested portion of all vested
         ----------
options of the Optionees shall be paid at the Closing.

               (ii) In addition, Buyer shall set aside for payment bonuses on behalf of the persons listed on Schedule B, which shall be paid twelve months
                                ----------
from the Closing (the "Bonus Payments"). The Company's obligation to make any Bonus Payment to an Optionee is subject to the requirement that the Optionee's employment or consulting relationship with the Company continues to exist at the time the Optionee is to receive the Bonus Payment.

               (iii) The unvested portion of any options to purchase the Seller's common stock under the Seller's 1996 Stock Option Plan (the "Option Plan") shall remain outstanding as options to purchase an equivalent number of shares of Common Stock of the Surviving Corporation at an equivalent exercise price per share. Such options shall continue to vest in accordance with their original schedule.

          (g)  Dissenters' Rights.  If, as of the Effective Time, holders of the
               ------------------
issued and outstanding Seller Capital Stock are entitled to dissenters' rights under Delaware Law and have properly exercised and not lost such dissenters' rights with respect to Dissenting Shares in connection with the Merger, shares of Seller Capital Stock shall not be converted into and shall not represent a right to receive the Merger Consideration, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares.

     2.2  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  Prior to the Closing Date, Buyer shall appoint
               --------------
American Securities Transfer and Trust, Inc. as the exchange agent (the "Exchange Agent") to serve as such in the Merger.

          (b)  Buyer to Provide Cash.  As of the Effective Time Buyer shall
               ---------------------
deposit, or shall cause to be deposited, with the Exchange Agent, the cash and Notes issuable pursuant to Section 2.1 that shall be exchanged for outstanding shares of Seller Capital Stock (such cash being hereinafter referred to as the "Exchange Fund").

          (c)  Exchange Procedures.  Seller shall use its best efforts to cause
               -------------------
prior to the Effective Time, and in any event within ten (10) business days after the Effective Time, the Exchange Agent to mail to each holder of record of a Certificate or Certificates whose shares are being converted into the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify including appointment of the Stockholders' Representative as attorney-in-fact for Stockholders of Seller with respect to certain matters) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Seller Capital Stock that is not registered on the transfer records of Seller, the appropriate Merger

Consideration may be delivered to a transferee if the Certificate representing such Seller Capital Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at all times after the Effective Time to represent the right to receive upon such surrender the Merger Consideration but shall have no other right; provided, however, that customary and appropriate certifications, indemnities and bonds allowing exchange against lost or destroyed certificates shall be provided; and provided further that nothing in this Section 2.2(c) shall require Buyer to make a cash payment to any holder of Seller Capital Stock who shall fail to surrender a Certificate representing such shares or the certification, indemnities and bonds or a lost certificate affidavit relating to a lost Certificate. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Seller Capital Stock for the Merger Consideration and any other cash, dividends or distributions delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Promptly following the date that is six (6) months after the Effective Date, the Exchange Agent shall return to the Buyer the remaining portion of the Exchange Fund in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Any Stockholders of Seller who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their Merger Consideration and any other cash, dividends and other distributions payable and/or issuable upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon (subject to applicable abandoned property, escheat and similar laws).

          (d)  No Further Ownership Rights in Seller Capital Stock.  The Merger
               ---------------------------------------------------
Consideration and any other cash, dividends or distributions delivered upon the surrender for exchange of shares of Seller Capital Stock (other than the Series B Shares and the Unvested Shares) in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Seller Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Capital Stock that were outstanding immediately prior to the Effective Time other than with respect to the Series B Shares and the Unvested Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.3  Supplementary Action.  If, at any time after the Effective Time, any
          --------------------
further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Seller or Merger Sub or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of Seller and Merger Sub, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer and Merger Sub that the representations and warranties set forth below shall be true and correct as of the date hereof, except as disclosed in a document delivered by Seller to Buyer prior to the execution of this Agreement which shall be organized in a manner so as to specifically refer to the Sections intended to be so qualified (the "Seller Disclosure Schedules") and which exceptions shall be deemed to be representations and warranties as if made hereunder.

     3.1  Organization, Good Standing and Qualification.  The Seller is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Seller's subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     3.2  Capitalization and Voting Rights.  As of the date hereof, the
          --------------------------------
authorized capital of the Seller consists of:

          (a) Preferred Stock.  5,500,000 shares of Preferred Stock, par value
              ---------------
$0.001 (the "Preferred Stock"), of which (A) 1,000,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 994,251 shares of which are issued and outstanding, and (B) 4,500,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 4,472,843 of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock are as stated in the Seller's Restated Certificate of Incorporation dated May 27, 1997 (the "Restated Certificate").

          (b) Common Stock.  15,000,000 shares of common stock, par value $0.001
              ------------
("Common Stock"), of which 4,920,166 shares are issued and outstanding.

          (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

          (d) Except for (A) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and (B) currently outstanding options to purchase 1,612,000 shares of Common Stock granted to employees and other service providers pursuant to the Seller's 1996 Stock Option Plan (the "Option Plan"), there are no options, warrants, calls, conversion rights, commitments or agreement of any character to which the Seller is a party, or by which it may be bound, that do or may obligate the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Seller, or that do or may obligate the Seller to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     3.3  Authorization.  All corporate action on the part of the Seller, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.4  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Seller or its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement.

     3.5  Litigation.  There is no action, suit, proceeding or investigation
          ----------
pending or, to the Seller's knowledge, currently threatened against the Seller or its subsidiaries that questions the validity of this Agreement or the right of the Seller to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Seller or its subsidiaries, financially or otherwise, or any change in the current equity ownership of the Seller, nor is the Seller aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Seller) involving the prior employment of any of the Seller's or its subsidiaries' employees, their use in connection with the Seller's or its subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Seller or its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Seller or its subsidiaries currently pending or that the Seller or its subsidiaries intend to initiate.

     3.6  Patents and Trademarks.  To the best of the Seller's knowledge, the
          ----------------------
Seller has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Seller. There are no outstanding options, licenses, or agreements of any kind relating to the Seller's Intellectual Property Rights, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements ("End User Licenses and Distribution Agreements"). The

Seller has not received any communications alleging that the Seller has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Seller is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Seller or that would conflict with the Seller's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Seller's business by the employees of the Seller, nor the conduct of the Seller's business as proposed, will, to the best of the Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Seller does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Seller.

     3.7  Proprietary Information Agreements.  Each employee, officer and
          ----------------------------------
consultant of the Seller and its subsidiaries has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Purchasers. The Seller is not aware that any of its or its subsidiaries' employees, officers or consultants are in violation thereof, and the Seller will use its best efforts to prevent any such violation.

     3.8  Compliance with Other Instruments.  The Seller is not in violation or
          ---------------------------------
default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Seller. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Seller or its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Seller or its subsidiaries, its business or operations or any of its assets or properties.

     3.9  Permits.  The Seller has all franchises, permits, licenses, and any
          -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Seller or its subsidiaries, and the Seller believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Seller and its subsidiaries are not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     3.10 Disclosure.  The Seller has fully provided each Stockholder and Buyer
          ----------
with all the information that each Stockholder and Buyer has requested in consideration of the Merger, including, but not limited to an Information Statement, and all other information that the Seller believes is reasonably necessary to enable Buyer and Stockholder to make such decision. To the best of the Seller's knowledge, neither this Agreement, nor any other statements or certificates (including, but not limited to, the information statement) made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     3.11 Agreements; Action.
     ---- ------------------

          (a) There are no agreements, understandings, instuments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company , or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

          (b) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     3.12 Financial Statements.  The Company has delivered to Buyer its
          --------------------
unaudited financial statements (balance sheet and statement of operations, statement of changes in stockholders' equity and statement of cash flows, including notes thereto) at June 30, 1998 and for the fiscal year then ended, and its unaudited consolidated financial statements (balance sheet and statement of operations) as at and for the one month period ended July 31, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to July 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.13 Consent and Waiver.  The Seller hereby acknowledges and agrees that it
          ------------------
does not have, and hereby waives or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Seller Capital Stock held by the Stockholders that is to be converted into and become exchangeable for the Merger Consideration by the Stockholders to Buyer pursuant to this Agreement.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub represent and warrant to Seller that the representations and warranties set forth below shall be true and correct as of the date hereof. As used in this Agreement, Business Condition with respect to Buyer shall mean the financial condition, business as presently conducted, results of operations and assets of Buyer.

     4.1  Organization; Standing and Power.  Each of Buyer and Merger Sub is a
          --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

     4.2  Authority.
          ---------

          (a) Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Related Agreements (to the extent each is a party), to execute, deliver and perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, the performance by Buyer and Merger Sub of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and Merger Sub, including approval by their respective Boards of Directors and by Buyer as the sole Stockholder of Merger Sub. Each of this Agreement and the Related Agreements is a legal, valid and binding obligation of Buyer and Merger Sub enforceable against Buyer and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Neither the Buyer nor Merger Sub is in violation or default in any material respect of any provision of its organizational documents, or in any material respect of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Buyer or Merger Sub or their respective properties or assets. Subject to satisfaction of the conditions set forth in

Article VIII hereto, the execution and delivery of this Agreement and the Related Agreements do not and the performance and consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or conflict with any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Buyer or Merger Sub or their respective properties or assets or result in any conflict with, breach or violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or Merger Sub pursuant to (i) any provision of their respective Certificate or Articles of Incorporation or Bylaws or similar organizational documents, or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license material to the Business Condition of Buyer and to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub or any of their respective property or assets may be bound or affected.

          (c) No consent, approval, order or authorization of, or registration, declaration, qualification, or filing of or with, any Governmental Entity is required by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the Related Agreements or the consummation by Buyer and Merger Sub of the transactions contemplated hereby.

          (d) No vote of holders of capital stock of Buyer is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.

          (e) Information Statement.  The information supplied by Buyer for
              ---------------------
inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Seller's shareholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent of the holders of Sellers Capital Stock which has become false or misleading. Notwithstanding the foregoing, Buyer and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Seller which is contained in any of the foregoing documents.

          (f) Waiver.  The Buyer does not have, and hereby waives or has waived
              ------
prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any shares of the Sellers Capital Stock that are to be exchanged for the Merger Consideration by the Stockholders to Buyer pursuant to this Agreement.

                                   ARTICLE V

       REPRESENTATIONS AND WARRANTIES OF SHAI AGASSI AND DAVID BLUMSTEIN

     The Stockholders represent and warrant to Buyer and Merger Sub that the representation and warranty set forth below shall be true and correct as of the date hereof, except as disclosed the Seller Disclosure Schedules which exceptions shall be deemed to be representations and warranties as if made hereunder.

     5.1  Organization, Good Standing and Qualification. The Seller is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Seller's subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     5.2  Capitalization and Voting Rights.  As of the date hereof, the
          --------------------------------
authorized capital of the Seller consists of:

          (a) Preferred Stock.  5,500,000 shares of Preferred Stock, par value
              ---------------
$0.001 (the "Preferred Stock"), of which (A) 1,000,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 994,251 shares of which are issued and outstanding, and (B) 4,500,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 4,472,843 of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock are as stated in the Seller's Restated Certificate of Incorporation dated May 27, 1997 (the "Restated Certificate").

          (b) Common Stock.  15,000,000 shares of common stock, par value $0.001
              ------------
("Common Stock"), of which 4,920,166 shares are issued and outstanding.

          (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

          (d) Except for (A) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and (B) currently outstanding options to purchase 1,612,000 shares of Common Stock granted to employees and other service providers pursuant to the Seller's 1996 Stock Option Plan (the "Option Plan"), there are no options, warrants, calls, conversion rights, commitments or agreement of any character to which the Seller is a party, or by which it may be bound, that do or may obligate the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Seller, or that do or may obligate the Seller to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     5.3  Authorization.  To the best of the stockholder's knowledge, all
          -------------
corporate action on the part of the Seller, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     5.4  Governmental Consents.  To the best of the Stockholder's knowledge,
          ---------------------
all consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Seller or its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement.

     5.5  Litigation.  To the best of the Stockholder's knowledge, there is no
          ----------
action, suit, proceeding or investigation pending or, to the Stockholder's knowledge, currently threatened against the Seller or its subsidiaries that questions the validity of this Agreement or the right of the Seller to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Seller or its subsidiaries, financially or otherwise, or any change in the current equity ownership of the Seller, nor is the Seller aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Seller) involving the prior employment of any of the Seller's or its subsidiaries' employees, their use in connection with the Seller's or its subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Seller or its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Seller or its subsidiaries currently pending or that the Seller or its subsidiaries intend to initiate.

     5.6  Patents and Trademarks.  To the best of the Stockholder's knowledge,
          ----------------------
the Seller has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Seller. There are no outstanding options, licenses, or agreements of any kind relating to the Seller's Intellectual Property Rights, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements ("End User Licenses and Distribution Agreements"). The Seller has not received any communications alleging that the Seller has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Stockholders are not that any of Seller's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Seller or that would conflict with the Seller's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Seller's business by the employees of the

Seller, nor the conduct of the Seller's business as proposed, will, to the best of the Stockholders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Stockholder does not believe it is or will be necessary to utilize any inventions of any of Seller's employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Seller.

     5.7  Proprietary Information Agreements.  To the best of the Stockholder's
          ----------------------------------
knowledge, each employee, officer and consultant of the Seller and its subsidiaries has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Purchasers. To the best of their knowledge, the Stockholders are not aware that any of Seller's or Seller's subsidiaries' employees, officers or consultants are in violation thereof, and the Seller will use its best efforts to prevent any such violation.

     5.8  Compliance with Other Instruments.  To the best of the Stockholder's
          ---------------------------------
knowledge, the Seller is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Seller. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Seller or its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Seller or its subsidiaries, its business or operations or any of its assets or properties.

     5.9  Permits.  To the best of the Stockholder's knowledge, the Seller has
          -------
all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Seller or its subsidiaries, and the Stockholders believe that Seller can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Seller and its subsidiaries are not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     5.10 Disclosure.  To the best of the Stockholder's knowledge, neither this
          ----------
Agreement, no any other written statements or certificates (including, but not limited to, the information statement) made or delivered in connection herewith or therewith contains any untrue statement of a material fact necessary to make the statements herein or therein not misleading. The Stockholder has not willfully or intentionally failed to disclose any fact to Buyer which he believes to be material to the transactions contemplated hereby, with the intention to induce Buyer to enter into such transactions.

     5.11  Agreements; Action.
           ------------------

           (a) To the best of the Stockholder's knowledge, there are no agreements, understandings, instuments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company , or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

           (b) To the best of the Stockholder's knowledge, the Company has not
(i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

           (c) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

           3.12 Financial Statements.  The Company has delivered to Buyer its
                --------------------
unaudited financial statements (balance sheet and statement of operations, statement of changes in stockholders' equity and statement of cash flows, including notes thereto) at June 30, 1998 and for the fiscal year then ended, and its unaudited consolidated financial statements (balance sheet and statement of operations) as at and for the one month period ended July 31, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to July 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

           5.13 Compensation.  Attached hereto as Schedule C is a complete list
                ------------
of all employees and consultants of the Company whose annual compensation (salary, bonus and other cash compensation) is equal to or greater than $65,000 per year. Schedule C contains an individual column for the employee or consultants name, their salary, their bonus, and any other cash compensation.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Survival of Representations, Warranties and Covenants. Notwithstanding
          -----------------------------------------------------
any investigation conducted before or after the Closing Date, Buyer, the Seller and Stockholders will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The obligations of the Buyer, the Seller and Stockholders with respect to its representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect for a period of two (2) years.

     6.2  Indemnity by Stockholders.  From and after the Closing Date, and
          -------------------------
subject to the other provisions of this Section 6, each Stockholder (on or after the Closing Date) shall indemnify and hold harmless Buyer against, and reimburse for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by Buyer solely as a result of any actual breach of any representation or warranty, on the part of such Stockholder (collectively the "Buyer Damages") under Section V of this
                                    -------------
Agreement. Buyer Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by Buyer. "Buyer Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Buyer in the absence of claims by a third party; provided, however, that the indemnification agreement contained in this Section VI shall not apply to amounts paid in settlement of any liability, damage, loss, obligation, demand, judgment, fine, penalty, costs or expense if such settlement is effected without the consent of the Stockholder against whom indemnification is sought (which consent shall not be unreasonably withheld) and, in no event, shall a Stockholder be required to indemnify the Buyer (i) to the extent that the Buyer Damages arise out of any breach of any representation, warranty, covenant or agreement on the part of the Buyer under this Agreement or (ii) until a court renders a final, unappealed decision that such Stockholder has breached such representation. No Stockholder shall be required to make any indemnification payments under this Section 6 in respect to any claims arising hereunder until, and except to the extent that the cumulative amount of the Buyer Damages actually incurred by the Buyer as a result of all claims actually exceeds the sum of $100,000 (the "Claim Threshold") at which
                                                  ---------------
time the Buyer may make claims against the Stockholder for aggregate damages including and exceeding the Claim Threshold. Buyer shall be entitled to offset Buyer Damages under this Section 6.2 against the Merger Consideration payable under the Notes.

     6.3  Damage Limitations; Limitation on Remedies.
          ------------------------------------------

          (a)  Exclusive Remedy. The indemnification obligations of the
               ----------------
Stockholders under Article 6 hereof shall be the sole and exclusive obligations of the Stockholders with respect to any representation or warranty made by Stockholders under Article V hereof and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of Stockholders shall have any other personal liability to Buyer after the Closing Date.

          (b)  Limitations.
               -----------

               (i)   Non-Capitalization Representations. In no event shall the
                     ----------------------------------
aggregate indemnification obligation of the Stockholders with respect to any claim for breach of any representation or warranty under Article V of this Agreement, other than under Section 5.2, that arises under this Agreement exceed six million US dollars, nor shall the indemnification obligation of any Stockholder exceed five million US dollars with respect to claims arising during the period from the thirteenth month through the twenty fourth month from the anniversary date of this Agreement. The parties acknowledge that by operation of this Section 6.3(b)(i) that the aggregate indemnity obligation of the Stockholders for claims of a breach of a representation or warranty of Article V of this Agreement (with the exception of Section 5.2) will not exceed six million US dollars, regardless of when such breach arises or is identified.

               (ii)  All Representation. Notwithstanding any provision of this
                     ------------------
Section 6.3, in no event shall the indemnification obligations of any Stockholder hereunder exceed the amount of Merger Consideration actually received by such Stockholder.

      6.4  Indemnification Procedure.  Promptly after receipt by Buyer under
          -------------------------
this Section 6 of notice of the commencement of any action or claim, Buyer will, if a claim in respect thereof is to be made against any Stockholder or Stockholders (each an "Indemnifying Stockholder"), under this Section 6 deliver
                       ------------------------
to each Indemnifying Stockholder written notice of the commencement thereof. Such notice shall include, in reasonable detail, such information as the Buyer may have with respect to the commencement of such action or claim (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Each Indemnifying Stockholder shall have the right to participate in, and, to the extent such Indemnifying Stockholder so desires, jointly with any other Indemnifying Stockholder similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Stockholders. The failure to deliver written notice to any Indemnifying Stockholder within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Stockholder of any liability to the Buyer under this Section
6. After notice from any Indemnifying Stockholder to the Buyer of its election to assume the defense of such action or claim, such Indemnifying Stockholder shall not be liable to the Buyer under this Section 6 for any legal expenses or investigation costs subsequently incurred by the Buyer in connection with the defense thereof, except for such reasonable expenses or costs incurred in connection with the cooperation with, or at the request of the Indemnifying Stockholder; provided, however, that the Buyer shall have the right to employ, at its expense, counsel to represent it if, in Buyer's reasonable judgment, based upon the advice of counsel, it is advisable in light of the separate interests of the Buyer and the Indemnifying Stockholder or Indemnifying Stockholders, for the Buyer to be represented by separate counsel.

                                  ARTICLE VII

    CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

     7.1  Conduct of Business of Seller.  During the period from the date hereof
          -----------------------------
and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use its reasonable efforts to preserve intact its present business organizations, keep available the services of its present service providers and preserve its relationships with customers, suppliers, distributors, licensers, licensees, and others with whom it has business dealings, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Seller shall promptly notify Buyer of any material event or occurrence not in the ordinary course of business of Seller, and any event that could have a material and adverse effect on the business condition of Seller. Without limiting the foregoing, except as expressly contemplated by this Agreement, Seller, without the prior written consent of Buyer (not to be unreasonably withheld or delayed), shall not:

           (a) Accelerate, amend or change the period of exercisability of options, warrants, stock or purchase rights or authorize cash payments in exchange therefor other than as set forth on Schedule B hereto;
                                             ----------

           (b) Transfer to any person or entity any rights to the Seller Intellectual Property Rights, except End User Licenses and Distribution Agreements;

           (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Seller Capital Stock, or split, combine or reclassify any of Seller Common Stock or issue or authorize the issuance of other securities in respect of, in lieu of, or in substitution for shares of Seller Capital Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of Seller Capital Stock except as set forth in the Seller Disclosure Schedule, pursuant to the exercise of outstanding Seller Options or pursuant to repurchases of Seller Common Stock at cost from former employees or former service providers in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to Seller;

           (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of or authorization of, the purchase of any shares of Seller Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Seller Common Stock upon the exercise of Seller Options;

           (e) Cause or permit any amendments to Seller's charter or Bylaws, or take any action or make any filings with any federal or state regulatory agency or department that would modify or alter Seller's corporate, legal or regulatory status in any material respect;

           (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that would be material, individually or in the aggregate, to the business condition of Seller, except as in accordance with its existing capital budget previously disclosed to Buyer;

           (g) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

           (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

           (i) Adopt or amend any plan, or enter into any employment contract, pay any special bonus or special remuneration to any service provider, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under normal employee review cycles or pursuant to Seller's existing bonus plans, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by Seller to any of its service providers, except for employees other than officers in the ordinary course of business, consistent with past practice, or for changes pursuant to employment agreements in effect as of the date hereof or as set forth on Schedule B;

     7.2  Seller Stockholders' Consent.  Seller shall solicit the consent of its
          ----------------------------
Stockholders as promptly as practicable after the date hereof for the purpose of obtaining the Stockholder approval required in connection with the transactions contemplated hereby, and shall use its reasonable efforts to obtain such approval. In connection with the foregoing, Seller shall prepare and distribute to its Stockholders an information statement describing and soliciting approval of the terms of the Merger. Such information statement shall be prepared in such a manner so as to not violate any material provisions of applicable laws, including applicable Delaware and federal securities laws.

     7.3  Breach of Representations, Warranties, Agreements and Covenants.  Each
          ---------------------------------------------------------------
of Buyer, Merger Sub and Seller shall use its respective reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

     7.4  Consents.  Each of Buyer and Seller shall promptly apply for or
          --------
otherwise seek and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and Seller shall use its reasonable efforts to obtain all necessary consents, waivers and approvals under those of Seller's agreements, contracts, licenses or leases.

     7.5  Reasonable Efforts.  If applicable, each of Buyer and Seller shall use
          ------------------
reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     7.6  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby and thereby, including fees of any finders or brokers or investment bankers, attorneys and accountants retained by such party, shall be paid by the party incurring such expense; provided, however, that such costs or expenses (other than those ordinarily incurred by a selling stockholder in a similar transaction) are incurred by the Stockholders in the furtherance of the completion of the transactions contemplated by this Agreement, such costs or expenses shall be paid by the Seller.

     7.7  Information to be Supplied.  All information supplied by Seller, Buyer
          --------------------------
and Merger Sub for inclusion in the Seller Stockholder solicitation materials as described in Section 7.2 above and any other solicitation materials relating to the Merger shall not, to the best of Seller's, Buyer's and Merger Sub's knowledge, contain any untrue statement of fact and shall not omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.8  Buyer Actions.
          -------------

          (a) Voting Matters.  Buyer shall vote (or consent with respect to) or
              --------------
cause to be voted (or a consent to be given with respect to) any shares of common stock of Merger Sub beneficially owned by it in favor of the adoption and approval of this Agreement and for the approval under Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), of any payment to any officer, employee or optionee of the Seller which would, in the absence of such approval be deemed a "parachute payment" subject to the excise tax imposed by
Section 4999 of the Code at any meeting of stockholders of Merger Sub at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of Merger Sub by consent in lieu of a meeting).

          (b) Additional Agreements.  Buyer shall execute and deliver the
              ---------------------
Security Pledge Agreement and Buyer and Merger Sub shall execute and deliver the Merger Agreement at the Closing.

          (c) Additional Actions.  At the Closing, Buyer shall, or shall cause
              ------------------
Surviving Corporation to:

              (i) Deposit the Collateral (as such term is defined in the Security Pledge Agreement) with the Escrow Agent (as such term is defined in the Security Pledge Agreement).

              (ii)  Deposit the Merger Consideration with the Exchange Agent.

              (iii) Execute and deliver the Series A Preferred Stock Purchase Agreement, Rights Agreement and Stockholders' Agreement in the forms attached hereto as Exhibits E-1, E-2 and E-3, respectively, (the "Equity Financing
          ------------  ---     ---
Documents") with the parties listed thereon at the Closing.

     7.9  Seller and Stockholder Actions.  At the Closing:
          ------------------------------

          (a) Seller shall execute and deliver the Merger Agreement.

          (b) David Blumstein, Shai Agassi and Udi Ziv (the "Continuing Employees") shall execute and deliver their respective Employment Agreements.

          (c) David Blumstein, Shai Agassi and Quicksoft Ltd. (the "Continuing Investors") shall execute and deliver the Equity Financing Documents.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

     8.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction (or, to the extent legally permissible, waiver) prior to the Closing of the following conditions:

          (a) Approvals.  All authorizations, consents, orders or approvals of,
              ---------
or declarations or filings with or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (b) Legal Action.  No temporary restraining order, preliminary
              ------------
injunction or permanent injunction or other final order prohibiting the consummation of the Merger shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted as promptly as practicable.

          (c) Statutes.  No action shall have been taken, and no statute, rule,
              --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity of competent jurisdiction that is in effect and prohibits the consummation of the Merger.

          (d) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the holders of Seller Capital Stock representing a majority of the total votes entitled to be cast on such matters.

     8.2  Conditions of Obligations of Buyer and Merger Sub.  The obligations of
          -------------------------------------------------
Buyer and Merger Sub to effect the Merger are also subject to the satisfaction of the following conditions, unless waived by Buyer:

          (a) Equity Financing Documents.  The Continuing Investors shall have
              --------------------------
executed and delivered the Equity Financing Documents.

     8.3  Conditions of Obligation of Seller.  The obligation of Seller to
          ----------------------------------
effect the Merger is also subject to the satisfaction of the following conditions unless waived by Seller:

          (a) Equity Financing Documents.  The Buyer shall have executed and
              --------------------------
delivered the Equity Financing Documents.

          (b)  Security Pledge Agreement.  The Buyer shall have executed and
               -------------------------
delivered the Security Pledge Agreement and performed all of its obligations thereunder.

                                  ARTICLE IX

                                  TERMINATION

     9.1  Termination.
          -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Stockholders of Seller:

               (i) by mutual agreement of the Boards of Directors of Buyer and Seller;

               (ii) by Buyer, if there has been a material breach by Seller of any representation, warranty, covenant or agreement of it set forth in this Agreement and, to the extent such breach shall be curable, such breach shall not have been cured within thirty (30) days following receipt by Seller of written notice of such breach;

               (iii) by Seller, if there has been a material breach by Buyer or Merger Sub of any representation, warranty, covenant or agreement of it set forth in this Agreement and, to the extent such breach shall be curable, such breach shall not have been cured within thirty (30) days following receipt by Buyer of written notice of such breach;

               (iv) by Seller or Buyer, if any permanent injunction or other order of a court preventing the Merger shall have become final and nonappealable or shall render unlikely within a reasonable period of time the consummation of the Merger on the terms contemplated hereby; or

               (v) by Seller or Buyer, if any Governmental Entity of competent jurisdiction shall have issued a temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger.

          (b) Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient authorization for such action to be authorized by the Board of Directors of the party taking such action.

          (c) If the Effective Time shall not have occurred on or before October 31, 1998, this Agreement may be terminated by Buyer or Seller with prior written notice to the other party provided that the right to terminate this Agreement pursuant to this paragraph (c) shall not be available to any party whose failure to fulfill any material, uncured breach of any obligation under this Agreement that has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date and provided further that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval of the Merger by the Stockholders of Seller; provided, however, that following approval of the Merger by the Stockholders of Seller, no amendment shall be made that by law requires the further approval of such Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.2 Extension; Waiver.  At any time prior to the Effective Time, each of
          -----------------
Seller and Buyer, to the extent legally allowed, (a) may extend the time for the performance of any of the obligations or other acts of the other, (b) may waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) may waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.3 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given (a) on the same day if delivered personally,
(b) two (2) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

                    If to Buyer or Merger Sub, to:

                    Vanenburg Ventures B.V.
                    Vanenburgerallee 13
                    3880 AE Putten
                    Holland
                    Attn.: Paul Timmer
                    Telephone No.: 011 31 341 375648
                    Facsimile No.: 011 31 341 375672
                    with copy to:

                    Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian LLP
                    155 Constitution Dr.
                    Menlo Park, CA 94025
                    Attention: Jay K. Hachigian
                    Telephone No.: (650) 321-2400
                    Facsimile No.: (650) 321-2800

                    If to Seller:

                    Top Tier Software, Inc.
                    6203 San Ignacio Ave., Suite Number 240
                    San Jose, CA  95119
                    Attention: David Blumstein
                    Telephone No.: (408) 360-1700
                    Facsimile No.: (408) 360-1703

                    with copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention: Tae Hea Nahm
                    Telephone No.: (650) 854-4488
                    Facsimile No.: (650) 854-1121

     10.4 Interpretation.  When a reference is made in this Agreement to
          --------------
Sections, Exhibits or Schedules, such references shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "to the best of Seller's knowledge," "to Seller's best knowledge" and similar phrases shall mean the actual knowledge of the officers of Seller.

     10.5 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     10.6 Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     10.7  Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.8  Governing Law.  This Agreement shall be governed in all respects,
           -------------
including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principals).

     10.9  Entire Agreement.  This Agreement and the documents referred to
           ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                         TOP TIER SOFTWARE, INC.

                         By: /s/ David Blumstein
                            ----------------------------------------------
                            David Blumstein, President and Chief Executive
                            Officer

                         VANENBURG VENTURES B.V.

                         By: /s/ Michael Cornel
                            ----------------------------------------------
                            Michael Cornel, Chief Financial Officer


                         TAHOE ACQUISITION CORPORATION

                         By: /s/ Paul Timmer
                            ----------------------------------------------
                            President and Chief Executive Officer


                 SIGNATURE PAGE FOR THE PLAN OF REORGANIZATION

                         STOCKHOLDER

                         SHAI AGASSI


                         /s/ Shai Agassi
                         ----------------------------------------------
                         Shai Agassi



                         DAVID BLUMSTEIN


                         /s/ David Blumstein
                         ----------------------------------------------
                         David Blumstein


                SIGNATURE PAGE FOR THE PLAN OF REORGANIZATION